Exhibit 99.3

Overlook Corporate Center
150 Clove Rd. – 9th Floor
Little Falls, NJ 07424-2139 USA
www.cantelmedical.com

Cantel Announces Amended Credit Facility; Provides Update on COVID Impact

Little Falls, New Jersey – (May 12, 2020) - CANTEL MEDICAL CORP. (NYSE:CMD) announced today several business and financial updates in light of the ongoing COVID pandemic.

Operating Update in Response to COVID

Given the COVID-related government lockdowns and social distancing initiatives, the Company has seen a deferral of elective medical and dental procedures across markets in which Cantel operates. The Company reacted early to these headwinds to ensure that it could protect its employees, deliver resilience across its supply chain and best position itself for the recovery period during which such deferred procedures will resume. Ultimately, the Company believes that the core value proposition of its ‘complete circle of protection’ offering of infection prevention solutions are even more critical and relevant as we serve customer needs in the post-COVID recovery.

Operationally, the Company has taken significant measures to ensure that its supply chain remains fully operational through the crisis, with all facilities open and manufacturing, while adhering to local regulations. The Company has taken the following actions to preserve cash flow through this period:

•	Deployed workforce furloughs across manufacturing sites experiencing declines in demand, along with temporary furloughs and decreases in pay for administrative personnel
•	Deferred all non-essential capital expenditures
•	Cancelled all non-essential travel
•	Reduced inventory in areas where demand has decreased, including aggressive material management to limit purchasing
•	Suspended any dividend through at least October 31, 2021
•	Suspended and reduced executive salaries and Board of Directors compensation

Commenting on the current situation, George Fotiades, President and CEO stated, “The COVID pandemic has been an historic event for the industry, our customers, the patients who benefit from our products and services and our Company. I am proud of how our company has operated through these challenges and believe we are well positioned for the recovery in elective procedure volumes. The announcements today put us in a very strong position to navigate the crisis with ample flexibility. A key priority continues to be supporting those on the front lines of this pandemic by supplying much needed PPE, disinfectant chemistries and other infection prevention solutions to those who need it most. We also continue to make important progress on the growth initiatives of Cantel 2.0 which we presented at our last earnings call.”

Amendment of Credit Facilities to Increase Financial Flexibility

On May 11, 2020, the Company entered into an agreement to amend its credit facilities with its lender group. These changes will provide Cantel with ample flexibility to manage through the expected impacts of this difficult operating environment, and enable the Company to be well positioned to serve the needs of its customers in a post-COVID environment.

The principal changes to the credit facilities include:

•	Maximum Net Leverage to LTM EBITDA ratio covenant was increased to 5.25:1.00 for the Company’s fiscal quarter ending April 30, 2020;
•	Maximum Net Leverage to LTM EBITDA ratio covenant was suspended until October 31, 2021;
•	Minimum Interest Coverage Ratio was suspended beginning May 1, 2020 until October 31, 2021;
•	New Minimum Liquidity and Minimum LTM EBITDA thresholds were established until July 31, 2021;
•	Increased the interest rate under the credit facilities; and
•	Limited the Company’s ability to pay dividends and repurchase common stock during the period the consolidated leverage ratio and consolidated interest coverage ratio are suspended.

As of April 30, 2020, the Company had a cash and cash equivalents balance of approximately $110 million and a revolving credit facility outstanding balance of approximately $400 million.

Revenue Update for the Fiscal Third Quarter and Withdrawn Guidance for the Remainder of the Year

As stated previously, the government lockdowns and social distancing initiatives related to the COVID pandemic have led to disruption across many of the markets in which Cantel operates. This disruption had the most pronounced impact over the last five weeks of Cantel’s third quarter, which ended April 30, 2020.

Revenue for the third quarter is estimated at $235–$237 million, down approximately 18% sequentially vs. the prior quarter. Over the last five weeks of the third quarter, the segments of the business most exposed to electives procedures were down approximately 65% versus the second quarter of fiscal year 2020. The Company expects this recent weakness to continue into its fourth quarter, and gradually improve as elective procedures are restored in its end markets. The Company expects to provide a complete update of its financial results for the third quarter on June 4, 2020.

Given the significant uncertainty related to the COVID pandemic, the Company is also withdrawing its financial guidance for fiscal year 2020.

Our estimated unaudited financial results as of and for the three months ended April 30, 2020 presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end closing procedures and further financial review. The preliminary financial and business information presented herein has been prepared by and is the responsibility of our management and is based upon information available to us as of the date hereof. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized.

As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary results as of and for the three months ended April 30, 2020 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending July 31, 2020 or in any future period, in particular due to the impact of the ongoing COVID pandemic. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2019 and January 31, 2020, as further updated by our Current Report on Form 8-K dated May 12, 2020. Investors are cautioned not to place undue reliance on such preliminary estimates.

About Cantel Medical:

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit www.cantelmedical.com.

Contact:	Matthew Micowski
VP, Corporate FP&A and Investor Relations
mmicowski@cantelmedical.com Phone: (973) 774-7455

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter, as further updated by our Current Report on Form 8-K dated May 12, 2020. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.